As filed with the Securities and Exchange Commission on September 16, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVEREST GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)
Seon Place - 4th Floor
141 Front Street
P.O. Box HM 845
Hamilton, HM 19, Bermuda
(441) 295-0006
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

98-0365432
(I.R.S. Employer Identification No.)
Juan C. Andrade
100 Everest Way
Warren, New Jersey 07059
(908) 604-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST REINSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
100 Everest Way
Warren, New Jersey 07059
(908) 604-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

22-3263609
(I.R.S. Employer Identification No.)
Juan C. Andrade
100 Everest Way
Warren, New Jersey 07059
(908) 604-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST RE CAPITAL TRUST III
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
c/o Everest Reinsurance Holdings, Inc.
100 Everest Way
Warren, New Jersey 07059
(908) 604-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

83-6054672
(I.R.S. Employer Identification No.)
Juan C. Andrade
100 Everest Way
Warren, New Jersey 07059
(908) 604-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric T. Juergens, Esq. Debevoise & Plimpton LLP 66 Hudson Boulevard New York, New York 10001 (212) 909-6000	Ricardo Anzaldua, Esq. Everest Group, Ltd. 100 Everest Way Warren, New Jersey 07059 (908) 604-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant (Everest Group, Ltd.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
Indicate by check mark whether the registrant (Everest Reinsurance Holdings, Inc.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
Indicate by check mark whether the registrant (Everest Re Capital Trust III) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
EVEREST GROUP, LTD.
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common or Preferred Shares or Debt Securities,
Share Purchase Contracts and Share Purchase Units
EVEREST REINSURANCE HOLDINGS, INC.
Depositary Shares, Debt Securities
EVEREST RE CAPITAL TRUST III
Preferred Securities

We may offer and sell from time to time securities in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.
Everest Group may offer and sell the following securities:
•common shares;
•preferred shares;
•depositary shares representing common shares or preferred shares;
•senior or subordinated debt securities, which may be convertible into common or preferred shares;
•warrants to purchase common shares, preferred shares or debt securities; and
•share purchase contracts and share purchase units.
Everest Holdings may offer and sell depositary shares representing common shares or preferred shares of Everest Group or preferred stock of Everest Holdings and senior or subordinated debt securities, which may be convertible into Everest Group common shares or preferred shares and which may be guaranteed by Everest Group.
Everest Capital Trust may offer and sell investment grade preferred securities, which will be guaranteed by Everest Holdings and which may be guaranteed by Everest Group.
Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering.  The supplement may also add to or update information contained in this prospectus.  You should read this prospectus and the supplement carefully before you invest.
The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.
The securities offered by this prospectus involve a high degree of risk.  See “Risk Factors” contained in any applicable prospectus supplement or other document filed with the United States Securities and Exchange Commission (“SEC”) that is incorporated by reference in this prospectus for a discussion of certain factors that you should consider before buying the securities, as described under “Risk Factors” on page 2.
Everest Group’s common shares are listed on the New York Stock Exchange under the symbol “EG.” If we decide to list any other of these securities on a national securities exchange upon issuance, the applicable supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
The date of this prospectus is September 16, 2024.

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ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus.  “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers.
Unless the context otherwise requires, references in this prospectus to “Everest,” “we,” “us” and “our” refer to Everest Group, Ltd. and its subsidiaries, collectively.  References to “Everest Group” refer to Everest Group, Ltd.  References to “Everest Holdings” refer to Everest Reinsurance Holdings, Inc.  References to “Everest Bermuda” refer to Everest Reinsurance (Bermuda), Ltd.  References to “Everest Capital Trust” refer to Everest Re Capital Trust III.  References to the “common shares” refer to Everest Group’s common shares, par value $0.01 per share.  References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
IF SECURITIES OFFERED HEREBY ARE SOLD BY MEANS OF A FIRM COMMITMENT UNDERWRITING, CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.
Pursuant to the Companies Act 1981 of Bermuda, there is no requirement to file this prospectus or any prospectus supplement made pursuant hereto with the Registrar of Companies in Bermuda.  Neither the Bermuda Monetary Authority, the Registrar of Companies nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein.
Any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days of becoming such a holder.  In addition, any person who, directly or indirectly, has reduced or disposed of the voting rights of the common shares so that they will have reached or fallen below 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days after such disposal.
For so long as Everest Group has as a subsidiary an insurer registered under the Insurance Act 1978 (as amended) of Bermuda, the Bermuda Monetary Authority may at any time, by written notice, object to a person holding 10 percent or more of Everest Group’s common shares if it appears to the Bermuda Monetary Authority that the person is not or is no longer fit and proper to be such a holder.  In such a case, the Bermuda Monetary Authority may require the shareholder to reduce its holding of common shares of Everest Group and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable.  A person who does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws.  In some cases, these statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance.  These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause our actual results to be materially different from our expectations include, but are not limited to, those discussed under the heading “Risk Factors” contained in any applicable prospectus supplement or other document filed with the SEC that is incorporated by reference in this prospectus.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

EVEREST GROUP, LTD.
Our principal business, conducted through our operating subsidiaries, is the underwriting of reinsurance and insurance in the United States, Bermuda and international markets.  Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written.  Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds.
We underwrite reinsurance both through brokers and directly with ceding companies, giving us the flexibility to pursue business regardless of the ceding company’s preferred reinsurance purchasing method.  Everest Group’s active operating subsidiaries are each rated A+ (“Superior”) by A.M. Best Company, an independent insurance industry rating organization that rates insurance companies on factors of concern to policyholders.
The address of our principal executive offices is Seon Place - 4th Floor, 141 Front Street, P.O. Box HM 845, Hamilton, HM 19, Bermuda, and our telephone number is (441) 295-0006.
Our principal operating subsidiaries are the following:
Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”), a Bermuda insurance company and a direct subsidiary of Everest Group, is registered in Bermuda as a Class 4 insurer and long-term insurer and is authorized to write both reinsurance and insurance property and casualty. Bermuda Re’s United Kingdom (“UK”) branch writes property and casualty reinsurance to the UK, China and European markets. As of December 31, 2023, Bermuda Re had shareholder’s equity of $4.2 billion.
Everest International Reinsurance, Ltd. (“Everest International”), a Bermuda insurance company and a direct subsidiary of Everest Group, is registered in Bermuda as a Class 4 insurer and is authorized to write property and casualty business. Everest International’s Australian and Singapore branches write property and casualty Insurance to the Australian and Singapore markets, respectively. A majority of Everest International’s business is assumed reinsurance from its affiliates: Everest Reinsurance Company, Bermuda Re, Ireland Re and Ireland Insurance. As of December 31, 2023, Everest International had shareholder’s equity of $1.4 billion.
Everest Reinsurance Company (Ireland), dac (“Ireland Re”), an Ireland reinsurance company and an indirect subsidiary of Everest Group, is licensed to write non-life reinsurance, both directly and through brokers, for the London and European markets through its Ireland office as well as through its Zurich branch.
Everest Insurance (Ireland), dac (“Ireland Insurance”), an Ireland insurance company and an indirect subsidiary of Everest Group, is licensed to write insurance for the European markets through its Ireland office as well as through its branches in the UK, the Netherlands, Spain, France and Germany. In addition, Ireland Insurance is considered an approved/eligible alien surplus lines insurer in all 50 states and the District of Columbia.
Lloyd's of London (Lloyd's) Syndicate 2786, a wholly-owned Everest syndicate supported by funds at Lloyd’s provided by Everest Corporate Member Limited, was established in 2015 as a platform to facilitate the further expansion of Everest's international insurance operations. The syndicate is managed by a third-party managing agency.
Everest Compañia de Seguros Generales Chile S.A., a Chile based insurance company, is licensed to write insurance and reinsurance within Chile.
Everest Insurance Company of Canada, a Canadian insurance company and direct subsidiary of Everest Underwriting Group (Ireland) Limited, is licensed to write property and casualty insurance in all Canadian provinces.
Everest Reinsurance Company, a Delaware reinsurance company and a direct subsidiary of Everest Holdings, is a licensed property and casualty insurer and/or reinsurer in all 50 U.S. states, the District of Columbia, Puerto Rico and Guam and is authorized to conduct reinsurance business in Canada, Singapore and Brazil. Everest Reinsurance Company underwrites property and casualty reinsurance for insurance and reinsurance companies in the U.S. and international markets, through its U.S. offices as well as through its branches in Canada and Singapore. As of December 31, 2023, Everest Reinsurance Company had statutory surplus of $7.0 billion.

Everest National Insurance Company (“Everest National”), a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, is licensed in all 50 U.S. states, the District of Columbia and Puerto Rico and is authorized to write property and casualty insurance on an admitted basis in the jurisdictions in which it is licensed. The majority of Everest National’s business is reinsured by its parent, Everest Reinsurance Company.
Everest Indemnity Insurance Company (“Everest Indemnity”), a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, writes excess and surplus lines insurance business in the U.S. on a non-admitted basis. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular jurisdiction is permitted to provide to insureds when the specific specialty coverage is unavailable from admitted insurers. Everest Indemnity is a Delaware domestic surplus lines insurer and is eligible to write business on a non-admitted basis in all other U.S. states, the District of Columbia and Puerto Rico. The majority of Everest Indemnity’s business is reinsured by its parent, Everest Reinsurance Company.
Everest Security Insurance Company (“Everest Security”), a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, is licensed to write property and casualty insurance on an admitted basis in Delaware, Georgia and Alabama. The majority of Everest Security’s business is reinsured by its parent, Everest Reinsurance Company.
Everest Premier Insurance Company (“Everest Premier”), a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, is licensed to write property and casualty insurance in all 50 U.S. states and the District of Columbia. The majority of Everest Premier’s business is reinsured by its parent, Everest Reinsurance Company.
Everest Denali Insurance Company (“Everest Denali”), a Delaware insurance company and a direct subsidiary of Everest Reinsurance Company, is licensed to write property and casualty insurance in all 50 U.S. states and the District of Columbia. The majority of Everest Denali’s business is reinsured by its parent, Everest Reinsurance Company.
Everest International Assurance, Ltd. (“Everest Assurance”), a Bermuda company and a direct subsidiary of Everest Holdings is registered in Bermuda as a Class 3A general business insurer and as a Class C long-term insurer. Everest Assurance has made a one-time election under section 953(d) of the U.S. Internal Revenue Code to be a U.S. income tax paying “Controlled Foreign Corporation.” By making this election, Everest Assurance is authorized to write life reinsurance and casualty reinsurance in both Bermuda and the U.S. In addition, Everest Assurance is considered an approved/eligible alien surplus lines insurer in all 50 U.S. states and the District of Columbia.

EVEREST REINSURANCE HOLDINGS, INC.
Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Reinsurance Company.   Effective February 24, 2000, Everest Holdings completed a restructuring whereby Everest Holdings became a wholly-owned subsidiary of Everest Group, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Group.  Effective December 30, 2008, Everest Holdings became a wholly owned subsidiary of Everest Underwriting Group (Ireland) Limited (“Holdings Ireland”), via a capital contribution of all of the outstanding stock of Everest Holdings from Everest Group to Holdings Ireland.  Holdings Ireland is a direct subsidiary of Everest Group.
Everest Holdings’ principal executive offices are located at 100 Everest Way, Warren, New Jersey 07059, and its telephone number is (908) 604-3000.

EVEREST RE CAPITAL TRUST III
Everest Holdings created Everest Capital Trust as a Delaware statutory trust pursuant to its trust agreement.  Everest Holdings will enter into an amended and restated trust agreement, referred to in this prospectus as the trust agreement, for Everest Capital Trust, which will state the terms and conditions for Everest Capital Trust to issue and sell preferred securities and common securities.
Everest Capital Trust exists solely to:
•issue and sell investment grade preferred securities, representing undivided beneficial interests in the assets of the trust, to the public;
•issue and sell its common securities, representing undivided beneficial interests in the assets of the trust, to Everest Holdings;
•use the proceeds from the sale of its preferred and common securities to purchase a series of Everest Holdings’ junior subordinated debt securities;
•distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and
•engage in other activities that are necessary or incidental to these purposes.
Everest Holdings will purchase all of the common securities of Everest Capital Trust.  The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust’s total capitalization.  The preferred securities will represent the remaining 97% of the trust’s total capitalization.  The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities.  However, if Everest Holdings defaults on the related junior subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.
The preferred securities will be guaranteed by Everest Holdings and may be guaranteed by Everest Group as described under the heading “Description of the Trust Preferred Securities Guarantees” on page 41 of this prospectus.  Everest Capital Trust is a legally separate entity, and its assets are not available to satisfy the obligations of any other capital trust created by Everest Holdings.
Everest Holdings has appointed five trustees to conduct the business and affairs of Everest Capital Trust:
•The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as property trustee;
•BNY Mellon Trust of Delaware, as Delaware trustee; and
•three officers of Everest Holdings, as administrative trustees.
Except under specified limited circumstances, only Everest Holdings can remove or replace the trustees.
Everest Holdings will pay all fees and expenses related to Everest Capital Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of Everest Capital Trust, except Everest Capital Trust’s obligations under its preferred and common securities.
Everest Capital Trust does not have separate financial statements.  The statements would not be material to holders of the preferred securities because Everest Capital Trust does not have any independent operations and exists solely for the reasons described above.  During any financial reporting periods when Everest Capital Trust has preferred securities outstanding, each of Everest Holdings and Everest Group will include in a footnote to the financial statements the following disclosures:
•Everest Capital Trust is a 100% wholly-owned finance subsidiary of Everest Holdings;

•Everest Holdings considers that the mechanisms and obligations relating to the trust preferred securities, taken together, constitute a full and unconditional guarantee by Everest Holdings of Everest Capital Trust’s payment obligation with respect to the trust preferred securities; and
•there are regulatory and contractual restrictions on the ability of Everest Holdings’ operating subsidiaries to transfer funds to Everest Holdings in the form of cash dividends, loans or advances.  The insurance laws of the State of Delaware, where Everest Holdings’ direct insurance subsidiaries are domiciled, require regulatory approval before those subsidiaries can pay dividends or make loans or advances to Everest Holdings that exceed specified statutory thresholds.
Everest Capital Trust’s principal executive office is located at 100 Everest Way, Warren, New Jersey 07059, and its telephone number is (908) 604-3000.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital and other general corporate purposes.

DESCRIPTION OF EVEREST GROUP’S SHARE CAPITAL
The following is a summary of the material provisions of the memorandum of association and bye-laws of Everest Group relating to the common shares and preferred shares.  You should refer to the memorandum of association and bye-laws for additional information regarding the common shares and preferred shares.  Copies of the memorandum of association and bye-laws are included as exhibits to the registration statement of which this prospectus is a part.
General
Everest Group’s authorized share capital consists of 200,000,000 common shares, par value $0.01 per share, of which 43,058,431 were issued and outstanding as of September 1, 2024, and 50,000,000 preferred shares, par value $0.01 per share, none of which are currently issued and outstanding.  From time to time, Everest Group repurchases its common shares directly or through its subsidiaries.
Common Shares
Everest Group’s common shares are listed on the New York Stock Exchange under the symbol “EG.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.  Everest Group’s common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law.
Under Everest Group’s bye-laws, the holders of common shares have no redemption, conversion or sinking fund rights.  In the event of Everest Group’s liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of Everest Group, if any, remaining after the payment of all of Everest Group’s debts and liabilities and the liquidation preference of any outstanding preferred shares.  The holders of Everest Group’s common shares will receive such dividends, if any, as may be declared from time to time by Everest Group’s board of directors out of funds legally available for the payment of dividends.
The quorum required for a general meeting of Everest Group’s shareholders is two or more individuals present in person throughout the meeting and representing in person or by proxy more than 50% of the total number of issued and outstanding shares conferring the right to attend and vote at the meeting.  Subject to the voting restrictions set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights.  Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present.
Our board of directors is currently elected annually.  Shareholders may only remove a director for cause at a special meeting of shareholders at which the votes of not less than 50% of the shares entitled to vote are cast in favor of removal.  This could make the removal of the incumbent directors of Everest Group more difficult and delay or prevent a change of control that a shareholder might consider in his or her best interest, including a takeover attempt that might result in a premium over the market price for the shares held by shareholders.
Limitation on Voting Rights.  If and for as long as the aggregate number of controlled shares, as defined below, of any person exceeds 9.9% of the total voting power of all of the issued and outstanding share capital of Everest Group, each controlled share, regardless of the identity of the registered holder, will confer only a fraction of a vote as determined by the following formula:
(T-C)
(9.1 × C)
Where:
“T” is the aggregate number of votes conferred by all of the issued and outstanding share capital prior to the application of the formula with respect to any particular person, adjusted to take into account any prior reduction taken with respect to any other person as a result of a previous application of the formula.

“C” is the number of controlled shares attributable to the person; and
“Controlled shares” of any person refers to all shares of the issued and outstanding share capital owned by that person, whether directly, with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of sections 958(a) and 958(b) or 544 and 554 of the U.S. Internal Revenue Code of 1986, or beneficially within the meaning of Section 13(d)(3) of the Exchange Act.
The formula will be applied successively, starting with the person to whom the largest number of controlled shares is attributable, as many times as may be necessary to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of all of the issued and outstanding share capital at any time.
The directors retain discretion to make final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of Everest Group.
Restrictions on Transfer.  Everest Group’s bye-laws permit Everest Group’s board of directors to decline to register any transfer of common shares if it has reason to believe that the transfer would result in:
•any person that is not an investment company beneficially owning more than 5.0% of any class of the issued and outstanding share capital of Everest Group,
•any person holding controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group, or
•any adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any of its shareholders.
If Everest Group’s board of directors refuses to register a transfer for any reason, we must notify the proposed transferor and transferee within 30 days of such refusal.  Everest Group’s bye-laws also provide that Everest Group’s board of directors may suspend the registration of transfers at any time and for any period that it determines, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
Everest Group has been advised by Conyers Dill & Pearman Limited, Everest Group’s special Bermuda counsel, that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.  A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused.  The transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of those common shares has been registered on the shareholder register of Everest Group.
Repurchase Rights.  Everest Group’s bye-laws provide that if the board of directors has reason to believe that
•any person that is not an investment company beneficially owns more than 5.0% of any class of the issued and outstanding share capital of Everest Group,
•any person holds controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group, or
•share ownership by any person may result in adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any other shareholder, then Everest Group will have the option, but not the obligation, subject to compliance with Bermuda law, to redeem or purchase all or any part of the common shares so held to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences.  The price to be paid for any common shares redeemed or purchased will be the fair market value of those shares, defined as the average of the high and low sale prices of the common shares on the New York Stock Exchange for the last 15 trading days immediately preceding the day on which Everest Group sends a notice of redemption or purchase to the shareholder.
The Board of Directors has indicated that it will apply these bye-law provisions in such manner that “passive institutional investors” will be treated similarly to investment companies.  For this purpose, “passive institutional investors” include all persons who are eligible, pursuant to Rule 13d-1(b)(1) under the Exchange Act, to file a short-form statement on Schedule 13G, other than an insurance company or any parent holding company or control person of an insurance company.
The limitations on voting, restrictions on transfer and repurchase rights described above could have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent directors of Everest Group.
Information Requirements.  Everest Group’s bye-laws provide that the board of directors may require any shareholder or proposed transferee of shares to certify or otherwise provide to the board of directors complete and accurate information necessary for it to give effect to the limitations on voting, restrictions on transfer and repurchase rights described above.  If any shareholder or proposed transferee fails to respond to that request in a timely fashion or if the board of directors has reason to believe that any certification or other information provided is inaccurate or incomplete, the board of directors may decline to approve any transfer to which that request relates or may determine to disregard for all purposes all votes attached to any common shares held by that shareholder.
Transfer Agent.  The transfer agent and registrar for Everest Group’s common shares is Computershare Investor Services.
Preferred Shares
Subject to the Companies Act 1981 of Bermuda, the board of directors may establish one or more series of preferred shares having the number of shares, designation, powers, preferences, voting rights, dividend rates, repurchase provisions and other rights, qualifications, limitations or restrictions that may be fixed by the board of directors.  The issuance of preferred shares could have the effect of discouraging an attempt to obtain control of Everest Group.  The issuance of preferred shares also could adversely affect the voting power of the holders of Everest Group’s common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and have a depressive effect on the market price of the common shares.
The preferred shares to be offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable within the meaning of applicable Bermuda law.  The terms of any preferred shares offered by a prospectus supplement will be filed with the SEC on a Form 8-K or by post-effective amendment to the registration statement of which this prospectus is a part.
The applicable prospectus supplement relating to the particular series of preferred shares will describe the specific terms of that series as fixed by the board of directors, including:
•the offering price at which Everest Group will issue the preferred shares;
•the title, designation and number of preferred shares;
•the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;
•any conversion or exchange rights;
•whether the preferred shares will be subject to repurchase and the repurchase price and other terms and conditions relative to the repurchase rights;
•any liquidation rights;

•any sinking fund provisions;
•any voting rights; and
•any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of Everest Group’s memorandum of association and bye-laws.
Bermuda Exchange Control
Everest Group has obtained consent for the issue and transfer of Everest Group’s shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by The Exchange Control Act 1972 of Bermuda and related regulations.  This consent is subject to the condition that Everest Group’s common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange.  No further permission from the Bermuda Monetary Authority will be required to issue Everest Group shares or to transfer Everest Group shares between persons regarded as non-resident in Bermuda for exchange control purposes.  The issue and transfer of in excess of 20% of Everest Group shares involving any persons regarded as resident in Bermuda for exchange control purposes require prior authorization.  The Bermuda Monetary Authority also has designated Everest Group as non-resident for exchange control purposes.  This designation allows Everest Group to transfer funds in and out of Bermuda and to pay dividends to non-residents of Bermuda who are holders of Everest Group shares in currencies other than the Bermuda Dollar.  There are no provisions of Bermuda law or Everest Group’s memorandum of association or bye-laws which impose any limitation on the rights of shareholders to hold or vote Everest Group’s shares by reason of their not being residents of Bermuda.

DESCRIPTION OF THE DEPOSITARY SHARES
Everest Group may, at its option, elect to offer depositary shares, each representing a fraction of a common share or a particular series of preferred shares as described below. Everest Holdings may, at its option, elect to offer depositary shares, each representing a fraction of a common share of Everest Group or a particular series of preferred shares of Everest Group or a particular series of Everest Holdings preferred stock as described below. In the event Everest Group or Everest Holdings elects to do so, depositary receipts evidencing depositary shares will be issued to the public.
The Everest Group common shares or a class or series of preferred shares or Everest Holdings preferred stock represented by depositary shares will be deposited under a deposit agreement among the issuer and a depositary selected by the issuer. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preferred share represented by such depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. If Everest Group or Everest Holdings issues depositary shares, it will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
Dividends and Other Distributions. The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preferred shares to the record holders of depositary shares relating to such common shares or class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of the issuer, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Shares. Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related Everest Group common shares or class or series of preferred shares or Everest Holdings preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related Everest Group common shares or class or series of preferred shares or Everest Holdings preferred stock on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares or such preferred stock, but holders of such whole common shares or preferred shares or such preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares or preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares or preferred stock be delivered upon surrender of depositary receipts to the depositary.
Redemption of Depositary Shares. Whenever the issuer redeems Everest Group common shares or preferred shares or Everest Holdings preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the common shares or the related class or series of preferred shares or the preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or such class or series of preferred shares or such preferred stock. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Everest Group Common Shares or Preferred Shares or the Everest Holdings Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Everest Group common shares or preferred shares or the Everest Holdings preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such Everest Group common shares or preferred shares or such Everest Holdings preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the Everest Group common shares or preferred shares or the Everest Holdings preferred stock, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Everest Group common shares or class or series of preferred shares or class or series of Everest Holdings preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the Everest Group common shares or preferred shares or the Everest Holdings preferred stock represented by such depositary shares in accordance with such instructions, and the issuer will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting the Everest Group common shares or preferred shares or the Everest Holdings preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares or such preferred stock. The depositary will abstain from voting common shares or preferred shares or preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares or such preferred stock.
Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the issuer and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by the issuer or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the Everest Group common shares or the related class or series of preferred shares or the Everest Holdings preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.
Charges of Depositary. The issuer will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The issuer will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preferred shares or the related preferred stock and any redemption of such common shares or preferred shares or such preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Everest Group common shares or a class or series of preferred shares or a class or series of Everest Holdings preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares or such preferred stock are paid by the holders thereof.

Miscellaneous. The depositary will forward all reports and communications from the issuer which are delivered to the depositary and which the issuer is required to furnish to the holders of the Everest Group common shares or preferred shares or the Everest Holdings preferred stock.
Neither the issuer nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The issuer’s obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither the issuer nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. The issuer and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary. The depositary may resign at any time by delivering to the issuer notice of its election to do so, and the issuer may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.
Description of Everest Holdings Preferred Stock
Under Everest Holdings’ certificate of incorporation, the board of directors has the authority, without further action by Everest Holdings’ stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding.

DESCRIPTION OF THE DEBT SECURITIES
Everest Group or Everest Holdings may elect to offer debt securities.  The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.  Everest Group’s senior debt securities would be issued under a senior indenture between Everest Group and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee.  Everest Group’s subordinated debt securities would be issued under a subordinated indenture between Everest Group and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee.  The Everest Group senior indenture and subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  A supplemental indenture containing the particular terms of any debt securities issued by Everest Group will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K, in a prospectus supplement or by a post-effective amendment to the registration statement of which this prospectus is a part.
Everest Holdings’ senior debt securities would be issued under a senior indenture, dated March 14, 2000, between Everest Holdings and The Bank of New York Mellon, as successor in interest to The Chase Manhattan Bank, as trustee.  Everest Holdings’ subordinated debt securities would be issued under a subordinated indenture, dated November 14, 2002, between Everest Holdings and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee.  The Everest Holdings senior indenture and subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  A supplemental indenture containing the particular terms of any debt securities issued by Everest Holdings will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K, in a prospectus supplement or by a post-effective amendment to the registration statement of which this prospectus is a part.
Everest Group’s senior indenture, Everest Group’s subordinated indenture, Everest Holdings’ senior indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” Everest Group’s senior indenture and Everest Holdings’ senior indenture are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” Everest Group’s subordinated indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The indentures have been qualified under the U.S. Trust Indenture Act of 1939.  The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.
The following discussion summarizes the material terms and provisions of the indentures and the related debt securities; however, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities.  The senior indentures and subordinated indentures are substantially identical to one another, except for specific covenants relating to subordination contained in the subordinated indentures.
General
The indentures provide that the issuer may issue the debt securities thereunder from time to time in one or more series.
Unless otherwise stated in the applicable prospectus supplement and operative documents, senior debt securities will be unsecured obligations of the issuer and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness.  The senior debt securities will be subordinated in right of payment to all of the issuer’s existing and future secured indebtedness.  As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the senior debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the senior debt securities only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made.  There may not be sufficient assets remaining to pay amounts due on any or all of the senior debt securities then outstanding.  The senior debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries.  The senior indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries.  The incurrence of additional senior indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any senior debt securities.
Unless otherwise stated in the applicable prospectus supplement and operative documents, subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all secured and senior indebtedness of the issuer, as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.  As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the subordinated debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the subordinated debt securities only after all secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made.  There may not be sufficient assets remaining to pay amounts due on any or all of the subordinated debt securities then outstanding. The subordinated debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries.  The subordinated indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries.  The incurrence of additional senior, secured and subordinated indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any subordinated debt securities.
The rights of our creditors, including the holders of Everest Group’s debt securities and the holders of Everest Holdings’ debt securities who are creditors of Everest Group by virtue of any guarantee of the debt securities issued by Everest Holdings, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.  The rights of Everest Holdings’ creditors, including the holders of its debt securities, to participate in the distribution of stock owned by it in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.
The prospectus supplement relating to the particular debt securities offered by the prospectus supplement will describe the following terms of the offered debt securities:
•the title of the debt securities;
•the aggregate principal amount of the debt securities;
•the price at which the debt securities will be issued;
•the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of the debt securities will be payable;
•the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined, including, if applicable, any remarketing option or similar method;
•the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined, the date or dates on which interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
•any right to extend or defer the interest payment period and the duration of any extension;
•the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, and any of the debt securities that may be surrendered for registration of transfer, conversion or exchange;

•any obligation of the issuer to redeem or purchase the debt securities pursuant to any sinking fund, amortization or other provision and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to any obligation;
•the terms and conditions, if any, on which the debt securities of the series may be redeemed at the issuer’s option or at the option of the holders;
•any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the debt securities;
•whether the debt securities will be convertible into common shares or preferred shares of Everest Group and/or exchangeable for other securities of Everest Group or Everest Holdings and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;
•whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•whether the debt securities will be secured or unsecured obligations of the issuer;
•whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;
•in the case of debt securities issued by Everest Holdings, the provisions, if any, relating to Everest Group’s guarantee of Everest Holdings’ debt securities;
•any additions to the events of default or covenants of the issuer with respect to the debt securities; and
•any other material terms of the debt securities.
The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series.  The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.
The issuer may offer and sell the debt securities at a substantial discount below their principal amount and the indentures do not provide any limit on the amount by which the issuer may discount the debt securities.  The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to the discounted debt securities.  In addition, the applicable prospectus supplement may describe special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.
Unless the applicable prospectus supplement states otherwise, the issuer will only issue the debt securities in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and there will be no service charge for any registration of transfer or exchange of the debt securities.  We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration or transfer.  Unless otherwise provided in the applicable prospectus supplement and operative documents, interest may be paid by check mailed to the persons entitled to the interest at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the regular record date with respect to each interest payment date.  In the case of wire transfers, acceptable wire transfer instructions must be received at least 16 days prior to the applicable payment date.
Interest on the debt securities in connection with a redemption, whether the redemption is before or after the regular record date, will be payable to the persons in whose names the debt securities are registered on the redemption date, unless the redemption date is on an interest payment date.  If the redemption date is on an interest payment date, interest on the debt securities will be payable to the persons in whose names the debt securities were registered on the next preceding regular record date.  All paying agents initially designated by the issuer for the debt securities will be named in the applicable prospectus supplement and operative documents.  The issuer may, at any time, designate additional paying agents or rescind the designation of any additional paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Everest Group and Everest Holdings have appointed the trustee as security registrar.  Unless otherwise provided in the applicable prospectus supplement and operative documents, the debt securities may be presented for transfer, duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar, or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by the issuer for these purposes, which shall initially be the corporate trust office of the trustee.  Any registration, transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.  The issuer will not be required to:
•issue, register the transfer of, or exchange any debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of debt securities of that series or tenor and ending at the close of business on the day of the mailing;
•register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or
•register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.
The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below.  Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement and operative documents.
Unless otherwise described in the applicable prospectus supplement and operative documents, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer.  Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating.  You should refer to the applicable prospectus supplement and operative documents for information regarding additions to the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and operative documents.
The specific terms of the depositary arrangement with respect to the debt securities will be described in the applicable prospectus supplement and operative documents.  Everest Group and Everest Holdings anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security.  The accounts will be designated by the underwriters or agents with respect to the debt securities or by the issuer if the debt securities are offered and sold directly by the issuer.  Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants.  Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants.  The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form.  These limits and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities in definitive form.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities.  None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Everest Group and Everest Holdings expect that the depositary or its nominee, upon receipt of any payment with respect to the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee.  Everest Group and Everest Holdings also expect that payments by participants to owners of beneficial interests in the global security held through its participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.
The indentures provide that if:
•the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and, in each case, a successor depositary is not appointed by the issuer within 90 days of written notice;
•the issuer determines (subject to the procedures of the depositary) that the debt securities of a series will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or
•an event of default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of that series in definitive form of like tenor and of an equal aggregate principal amount in authorized denominations.  The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee.  It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Guarantee of Everest Holdings Debt Securities by Everest Group
If provided for in the applicable prospectus supplement and operative documents, Everest Group will fully and unconditionally guarantee all obligations with respect to any series of debt securities issued by Everest Holdings.  Unless provided otherwise in the applicable prospectus supplement and operative documents, each Everest Group debt security guarantee will be unsecured indebtedness of Everest Group and will rank equally with all of Everest Group’s other unsecured indebtedness.  Each Everest Group debt security guarantee may rank equally with or senior or subordinate to Everest Group’s other indebtedness.  As a result, in the event of Everest Group’s bankruptcy, liquidation or reorganization or upon acceleration of any series of debt securities due to an event of default, Everest

Group’s assets will be available to pay its obligations on the Everest Group debt security guarantee only after all secured indebtedness and other indebtedness senior to the guarantee has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made.  There may not be sufficient assets remaining to pay amounts due on any or all of the Everest Group debt securities guarantees.  Each Everest Group debt security guarantee will also be effectively subordinated to the indebtedness and other liabilities of Everest Group’s subsidiaries.
Unless provided otherwise in the applicable prospectus supplement and operative documents, each Everest Group debt security guarantee will constitute a guarantee of payment and not of collection.  This means that the holder of the guaranteed security may sue Everest Group to enforce its rights under the Everest Group debt security guarantee without first suing any other person or entity.
Payment of Additional Amounts
Unless otherwise provided in the applicable prospectus supplement and operative documents, Everest Group will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities issued by Everest Group and all payments under any Everest Group debt security guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Everest Group or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions.  If any withholding or deduction is required by law, Everest Group will, subject to specified limitations and exceptions described below or in the applicable prospectus supplement and operative documents, pay to the holder of any applicable debt securities any additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable indenture and debt security to be then due and payable.
Notwithstanding the foregoing, Everest Group will not be required to pay any additional amounts under the applicable indenture as a result of:
•the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security was a resident, domiciliary or national of, or had other specified connections with, the relevant taxing jurisdiction or presented the debt security for payment in the relevant taxing jurisdiction unless it could not have been presented elsewhere;
•the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security presented the debt security for payment more than 30 days after it was due and payable, except to the extent that the holder would have been entitled to the additional amounts if it had presented the debt security for payment on any day within that 30-day period;
•any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge; or
•the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security failed to comply, within 90 days, with any reasonable request by Everest Group addressed to the holder or beneficial owner relating to the provision of information or the making of a declaration required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.
In addition, Everest Group will not pay additional amounts with respect to any payment to any holder of a debt security where the beneficial owner of the debt security is a fiduciary or partnership to the extent that the payment would be included in the income for tax purposes of a beneficiary with respect to the fiduciary or a partner of the partnership that would not have been entitled to additional amounts if it had been the holder of the debt security.

Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by Everest Group or Everest Holdings, property or cash, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement and operative documents.  These terms may include provisions for conversion on exchange, either mandatory, at the option of the holder or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at the time as described in the applicable prospectus supplement and operative documents.  Any conversion or exchange will comply with applicable law and the issuer’s organizational documents.
Consolidation, Amalgamation, Merger and Sale of Assets
Each indenture provides that the issuer may not consolidate amalgamate or merge with or into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity or permit any entity to consolidate with or merge into the issuer or convey, transfer or lease its properties and assets substantially as an entirety to the issuer, unless:
•the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture all of the issuer’s obligations under the indentures and the debt securities;
•immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and
•the issuer delivers an officers’ certificate and an opinion of counsel to the indenture trustee, each stating that the transaction complies with the indenture and any supplemental indenture and the issuer has complied with all conditions precedent in the indenture and any supplemental indenture relating to the consolidation, merger, conveyance or transfer.
Upon the assumption by the successor of the issuer’s obligations under the applicable indenture and the related debt securities, the successor will succeed to and be substituted for the issuer under the applicable indenture, and the issuer will be relieved of all of its obligations, except in the case of a lease, under the applicable indenture and related debt securities.
Events of Default
Unless otherwise provided in a post-effective amendment to the registration statement of which this prospectus is a part, each of the following events will constitute an event of default under each indenture with respect to any series of debt securities issued under the indenture, whatever the reason for the event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•the issuer fails to pay principal of or any premium or additional amount on any debt securities of that series on its due date;
•the issuer fails to pay any interest on any debt securities of that series within 30 days from its due date; provided, however, that the date on which the payment is due will be the date on which the issuer is required to make payment following any deferral of interest payments by the issuer under the terms of the debt securities;
•the issuer fails to make any sinking fund payment on its due date;
•the issuer fails to perform any of its covenants in the indenture, excluding a covenant not applicable to the affected series, for 60 days after the indenture trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series give the issuer written notice of the default and require that the issuer remedy the breach; provided, however, the 60-day period may be extended by either the indenture trustee or the indenture trustee and the holders of at least the same principal amount of the outstanding debt securities of that series that had given notice of the default, and the indenture trustee or the indenture trustee and the holders, as the case may be, will be deemed to have agreed to an extension, if the issuer has initiated and is diligently pursuing corrective action;
•the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the issuer in an involuntary case or proceeding under any applicable United States federal or state or Bermuda bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the issuer under any applicable United States federal or state or Bermuda bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
•the commencement by the issuer of a voluntary case or proceeding under any applicable United States federal or state or Bermuda bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the issuer in an involuntary case or proceeding under any applicable United States federal or state or Bermuda bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the issuer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state or Bermuda bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the issuer’s board of directors; or
•any other event of default specified in the applicable prospectus supplement occurs.
If an event of default with respect to the debt securities of any series occurs and is continuing, then the indenture trustee or holders of not less than 33% in principal amount of the outstanding debt securities of that series may, by written notice to the issuer, and to the indenture trustee if given by the holders, declare the unpaid principal amount and accrued interest, or a lesser amount as may be provided for in the debt securities of the series, of all outstanding debt securities of the series to be due and payable immediately.
At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and specified other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of a series may, under specified circumstances, rescind and annul an acceleration and its consequences if:
•the issuer deposits with the indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the debt securities and other amounts due the debt securities trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and
•all existing events of default with respect to the debt securities have been cured or waived, except non-payment of principal or interest on the debt securities that has become due solely because of the acceleration.
The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
No holder of a debt security of any series will have any right to institute a proceeding with respect to the indenture for the appointment of a receiver or for any remedy under the indenture unless:
•that holder has previously given the indenture trustee written notice that an event of default with respect to the debt securities of that series has occurred and is continuing;
•the holders of a majority in principal amount of the outstanding debt securities of that series have made written request to institute the proceeding;
•the holder or holders have offered reasonable indemnity to the indenture trustee;
•the indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and
•the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request for 60 days after receipt of the notice and offer of indemnity.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that debt security on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.
Notice of Default
Each indenture provides that, if an event occurs which is or would become an event of default with respect to any series of the debt securities, and the indenture trustee knows of the event, the indenture trustee will mail to the holders of the affected debt securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected debt securities.  However, except in the case of a default in the payment of any amounts due on any debt security of a series, the indenture trustee may withhold notice if and so long as the issuer’s board of directors and/or responsible officers of the indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected debt securities.  In addition, if the issuer defaults on any series of the debt securities by failing to comply with or perform any of its agreements, covenants or warranties applicable to those debt securities, no notice will be given until at least 30 days after the default occurs.
Under each indenture, the issuer is required to furnish annually to the indenture trustee an officers’ certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the indenture or, if there has been a default, specifying the default and its status.
Modification
The issuer and the indenture trustee may amend or modify any of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification voting as a class.  No amendment or modification may, however, without the consent of the holder of each outstanding debt securities affected by the amendments or modifications:
•change the stated maturity of the principal of, or any installment of principal of or interest on, or any additional amounts with respect to, any debt security;
•reduce the principal amount of, the rate of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•reduce the amount of principal of any debt security due and payable upon acceleration of the maturity of the debt security;
•change the place of payment or currency of payment of principal of or any premium or interest on, or any additional amounts with respect to, any debt security;
•impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or date of redemption; or
•reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required to amend or modify the indenture, to waive compliance with specific provisions of the indenture or to waive specific defaults.
No supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner that might terminate or impair the subordination of the subordinated debt securities to senior indebtedness without the prior written consent of the holders of the senior indebtedness.
In addition, the issuer and the indenture trustee may, without the consent of any of the holders of the debt securities, execute supplemental indentures to:
•create new series of debt securities;
•provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;
•provide additional covenants or events of defaults for the benefit of the holders of the debt securities;
•secure the debt securities;
•provide for a successor trustee with respect to debt securities of all or any series;
•cure any ambiguity, defect or inconsistency in the indenture; and
•make other changes that do not adversely affect the interests of the holders of the debt securities in any material respect, as well as for various other purposes.
Waiver of Covenants and Defaults
The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, for that series, the issuer’s compliance with any restrictive covenants included in any supplemental indenture.  The holders of a majority in aggregate principal amount of the outstanding debt securities of any series with respect to which a default has occurred and is continuing may waive the default for that series, other than a default in the payment of principal of, or any premium or interest on, any debt security of that series or a default with respect to a covenant or provisions that cannot be amended or modified without the consent of the holder of each outstanding debt security affected.
Defeasance and Covenant Defeasance
The indentures provide, unless the terms of the particular series of debt securities provides otherwise, the issuer may cause itself to be:
•discharged from its obligations with respect to any debt securities or series of debt securities, which we refer to as defeasance; and
•released from its obligations under any restrictive covenants included in any supplemental indenture with respect to any debt securities or series of debt securities, which we refer to as covenant defeasance.
The indentures permit defeasance with respect to any debt securities of a series even if a prior covenant defeasance has occurred with respect to the debt securities of that series.  Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default.  Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants affected by the covenant defeasance.  However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.
Upon a defeasance, the following rights and obligations will continue:
•the rights of the holders of the debt securities of any series to receive from the trust established in connection with the defeasance payments of the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities when payments are due;
•the issuer’s obligations regarding the registration, transfer and exchange of the debt securities of any series;
•the issuer’s obligation to maintain an office or agency in each place of payment; and
•the survival of the indenture trustee’s rights, powers, trusts, duties and immunities under the indenture.
In connection with any defeasance or covenant defeasance, the issuer must irrevocably deposit with the indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient money to pay the principal of, premium and interest on, and any additional amounts with respect to, the debt securities on the maturity dates or upon redemption.
In connection with a defeasance or covenant defeasance, the issuer must deliver to the indenture trustee:
•an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.  This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the indenture;
•an officers’ certificate confirming that any debt securities then listed on any securities exchange will not be delisted; and
•an officers’ certificate and an opinion of counsel, each stating that the issuer has complied with all conditions precedent.
•In addition, the following conditions must be true:
•no event will have occurred and be continuing which is or would become an event of default;
•the defeasance or covenant defeasance will not cause the indenture trustee to have a conflicting interest under the Trust Indenture Act;
•the defeasance or covenant defeasance will not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration; and
•proper notice of the redemption date, if applicable, will have been given.

Subordination of the Subordinated Debt Securities
Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date.  In the event of:
•any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or
•any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or
•any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer, then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities.  The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities, which may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.
By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.
Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.
No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:
•if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or
•if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.
The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.
The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance.  Any change would be described in the applicable prospectus supplement and operative documents.
New York Law to Govern
The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee
The Bank of New York Mellon, which is the indenture trustee under all of the indentures, also serves as property trustee and guarantee trustee with respect to the preferred securities issued by Everest Capital Trust.  Everest Group and/or Everest Holdings and some of their affiliates maintain banking relationships with The Bank of New York Mellon and its affiliates in the ordinary course of business.

DESCRIPTION OF THE WARRANTS
General
Everest Group may issue warrants to purchase its common shares, preferred shares, debt securities or any combination of these securities.  These warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between Everest Group and a warrant agent.  The warrant agent will act solely as agent for the issuer in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement and operative documents relating to the warrants will describe the specific terms of the warrants, including:
•the title of the warrants;
•the number of warrants;
•the price at which the warrants will be issued;
•the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•any call or put provisions of the warrants;
•any anti-dilution provisions of the warrants; and
•any other material terms of the warrants.
Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants will be exercisable at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and operative documents.  Prior to the exercise of their warrants, holders of warrants exercisable for common shares or preferred shares will not have any rights of holders of the common shares or preferred shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common shares or preferred shares purchasable upon such exercise.  Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest on or additional amounts with respect to the debt securities purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement and operative documents.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and operative documents.  After the close of business on the expiration date, unexercised warrants will become void.
Warrants will be exercisable as set forth in the applicable prospectus supplement and operative documents.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, the issuer will, as soon as practicable, forward the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law
The holders of the warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the issuer to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.  Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
Everest Group may issue share purchase contracts that obligate holders to purchase from Everest Group, and obligate Everest Group to sell to the holders, a specified or varying number of common shares or preferred shares at a future date or dates.  Alternatively, the share purchase contracts may obligate Everest Group to purchase from the holders, and obligate the holders to sell to Everest Group, a specified or varying number of common shares or preferred shares at a future date or dates.  The price per common share or preferred share, as the case may be, may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula contained in the share purchase contracts.  Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the share purchase contract upon the occurrence of specified events.
The share purchase contracts may be issued separately or as a part of units consisting of a share purchase contract and common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase or sell the common shares or preferred shares, as the case may be, under the share purchase contracts.
Share purchase contracts may require Everest Group to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded and may be paid a current or deferred basis.  The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement and operative documents will describe the specific terms of any share purchase contracts or units.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES
The preferred securities of Everest Capital Trust will be issued pursuant to an amended and restated trust agreement between Everest Holdings and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as the property trustee, BNY Mellon Trust of Delaware, as the Delaware trustee, the three administrative trustees and the holders from time to time of Everest Capital Trust preferred and common securities.  The original trust agreement and the amended and restated trust agreement have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  An amended and restated trust agreement will be executed each time that we issue any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.  The amended and restated trust agreement has been qualified under the U.S. Trust Indenture Act of 1939.  The terms of the preferred securities of Everest Capital Trust will include those stated in the amended and restated trust agreement and those made part of the amended and restated trust agreement by reference to the Trust Indenture Act.
General
The trust agreement authorizes the administrative trustees to issue on behalf of Everest Capital Trust one series of preferred securities that have the terms described in a prospectus supplement.  The proceeds from the sale of Everest Capital Trust’s preferred and common securities will be used to purchase a series of Everest Holdings’ junior subordinated debt securities.  The junior subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.
The terms of the preferred securities of Everest Capital Trust will mirror the terms of the junior subordinated debt securities held by Everest Capital Trust.  The assets of Everest Capital Trust available for distribution to the holders of its preferred securities generally will be limited to payments from Everest Holdings under the series of junior subordinated debt securities held by Everest Capital Trust.  If Everest Holdings fails to make a payment on the junior subordinated debt securities, Everest Capital Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.
Under the preferred securities guarantees, Everest Holdings will agree to make payments of distributions and payments on redemption or liquidation with respect to preferred securities of Everest Capital Trust, but only to the extent the trust has funds available to make those payments and has not made the payments.  Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees.  See “Description of the Trust Preferred Securities Guarantees.” The preferred securities guarantees, when taken together with Everest Holdings’ obligations under the junior subordinated debt securities, the junior subordinated indenture, the trust agreement and the expense agreements described below, will provide a full and unconditional guarantee by Everest Holdings of amounts due on the preferred securities issued by Everest Capital Trust.
The preferred securities issued by Everest Capital Trust will be “investment grade securities” because at least one nationally recognized statistical rating organization will have rated the securities in one of its generic rating categories which signifies “investment grade.”
The prospectus supplement relating to the preferred securities of Everest Capital Trust will describe the specific terms of the preferred securities, including:
•the title of the preferred securities;
•the dollar amount and number of preferred securities issued;
•the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and the date or dates from which any distributions will accrue;
•the payment date and the record date used to determine the holders who are to receive distributions;
•the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated debt securities;

•the trust’s obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;
•the terms and conditions, if any, on which the preferred securities may be redeemed at the trust’s option or at the option of the holders;
•the terms and conditions, if any, upon which the related junior subordinated debt securities may be distributed to holders of the preferred securities;
•the voting rights, if any, of the holders of the preferred securities;
•whether the preferred securities are to be issued in the form of one or more global certificates and, if so, the depository for the global certificates; and
•any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.
The prospectus supplement will describe the relevant United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.
Liquidation Distribution Upon Dissolution
Unless otherwise specified in an applicable prospectus supplement and operative documents, the trust agreement states that Everest Capital Trust will be dissolved:
•on the expiration of the term of the trust;
•upon the bankruptcy, dissolution or liquidation of Everest Holdings;
•upon the direction of Everest Holdings to the property trustee to dissolve the trust, after satisfaction of liabilities of the trust as required by applicable law, and distribution of the related junior subordinated debt securities directly to the holders of the preferred and common securities of the trust in exchange for the preferred securities;
•upon the redemption of all of the preferred securities of the trust in connection with the redemption of all of the related junior subordinated debt securities; or
•upon entry of a court order for the dissolution of the trust.
Unless otherwise specified in an applicable prospectus supplement and operative documents, in the event of a dissolution as described above other than in connection with redemption, after Everest Capital Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:
•the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or
•if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.
If Everest Capital Trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis.  However, if an event of default under the junior subordinated indenture has occurred and is continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default
The following will be events of default under the trust agreement:
•an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or
•any other event of default specified in the applicable prospectus supplement or the trust agreement occurs.
For so long as any preferred securities of Everest Capital Trust remain outstanding, if an event of default with respect to a series of related junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 33% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities of the trust will have the right to declare the principal amount immediately due and payable by providing notice to Everest Holdings, the property trustee and the junior subordinated indenture trustee.
At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences if:
•the issuer of the related junior subordinated debt securities deposits with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee and any accrued additional interest on the related junior subordinated debt securities; and
•all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.
The holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust may waive any past default under the junior subordinated indenture with respect to related junior subordinated debt securities, other than a default in the payment of the principal of, or any premium or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated debt security affected.  In addition, except as otherwise provided in the trust agreement, the holders of at least a majority in liquidation amount of the preferred securities of Everest Capital Trust may waive a past default under the trust agreement.
The holders of a majority in liquidation amount of the preferred securities of Everest Capital Trust shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the trust agreement.
For so long as any preferred securities of Everest Capital Trust remain outstanding and to the fullest extent permitted by law and subject to the terms of the trust agreement and indenture, a holder of preferred securities of Everest Capital Trust may institute a legal proceeding directly against the issuer of the related junior subordinated debt securities, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of principal and any premium or interest on the junior subordinated debt securities of the related series having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if Everest Holdings fails to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.
Everest Holdings and the administrative trustees of Everest Capital Trust are required to furnish annually to the property trustee certificates to the effect that, to the best knowledge of the individuals providing the certificates,

Everest Holdings and the trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.
Consolidation, Merger or Amalgamation of Everest Capital Trust
Everest Capital Trust may not consolidate or merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as described in “Liquidation Distribution Upon Dissolution.” At the request of the holders of the common securities, Everest Capital Trust may, without the consent of the holders of the outstanding preferred securities, consolidate, amalgamate, or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state if:
•the successor entity either:
▪expressly assumes all of the obligations of the trust relating to its preferred securities; or
▪substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;
•Everest Holdings appoints a trustee of the successor entity to hold the junior subordinated debt securities who has substantially the same powers and duties as the property trustee of the trust;
•the preferred securities of the trust are listed, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or interdealer quotation system on which the preferred securities are then listed, if any;
•the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;
•the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;
•the successor entity has a purpose substantially identical to that of the trust; and
•prior to the merger event, Everest Holdings has received an opinion of counsel stating that:
▪the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities or any successor securities in any material respect;
▪following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and
▪Everest Holdings or its permitted transferee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.
In addition, unless all of the holders of the preferred securities of Everest Capital Trust approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes or cause the junior subordinated debt securities to be treated as other than indebtedness of Everest Holdings for United States income tax purposes.

Voting Rights
Unless otherwise specified in the prospectus supplement, the holders of the preferred securities of Everest Capital Trust will not have any voting rights except as discussed below and under “ – Amendment of the Trust Agreement” and “Description of the Trust Preferred Securities Guarantees – Amendments and Assignment,” and as otherwise required by law.
If any proposed amendment to the trust agreement provides for, or the trustees of the trust otherwise propose to effect:
•any action that would adversely affect the powers, preferences or special rights of the preferred securities of the trust in any material respects, whether by way of amendment to the trust agreement or otherwise; or
•the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement, then the holders of the outstanding preferred securities of the trust as a class will be entitled to vote on the amendment or proposal.  In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities of the trust.
So long as any junior subordinated debt securities are held by the property trustee on behalf of Everest Capital Trust, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities, the trustees of the trust may not:
•direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the junior subordinated debt securities;
•waive any past default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;
•cancel an acceleration of the principal of any related junior subordinated debt securities; or
•consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.
However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior written consent of each holder of the preferred securities.  In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.
The property trustee will notify all preferred securities holders of Everest Capital Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by the trust.
Any required approval of the holders of the preferred securities of Everest Capital Trust may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent.  The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities of Everest Capital Trust at the holder’s registered address at least 15 days and not more than 90 days before the meeting.
No vote or consent of the holders of securities will be required for Everest Capital Trust to redeem and cancel the securities in accordance with the trust agreement.

Notwithstanding that the holders of the preferred securities of Everest Capital Trust are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Everest Holdings, the trustees of a trust or any affiliate of Everest Holdings or any trustees of Everest Capital Trust shall, for purposes of any vote or consent, be treated as if they were not outstanding.  Preferred securities held by Everest Holdings or any of its affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.
Amendment of the Trust Agreement
The trust agreement may be amended from time to time by Everest Holdings, the property trustee and the administrative trustees of the trust without the consent of the holders of the preferred securities of the trust to:
•cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or
•modify, eliminate or add to any provisions to the extent necessary to ensure that Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at all times that any trust securities are outstanding, to ensure that the junior subordinated debt securities held by Everest Capital Trust are treated as indebtedness of Everest Holdings for United States federal income tax purposes or to ensure that Everest Capital Trust will not be required to register as an investment company under the Investment Company Act, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect.
Other amendments to the trust agreement may be made by Everest Holdings, the property trustee, and the administrative trustees upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the trust as indebtedness of Everest Holdings for United States federal income tax purposes or affect the trust’s exemption from status as an investment company under the Investment Company Act.
Notwithstanding the foregoing, without the consent of the affected holder of the common or preferred securities of Everest Capital Trust, the trust agreement may not be amended to:
•change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or
•restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.
In addition, no amendment may be made to the trust agreement if the amendment would:
•cause the trust to be taxable as a corporation or characterized as other than a grantor trust for United States’ federal income tax purposes;
•cause the junior subordinated debt securities held by the trust to not be treated as indebtedness of Everest Holdings for United States federal income tax purposes;
•cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act; or
•impose any additional obligation on Everest Holdings or any administrative trustee of the trust without its consent.

Removal and Replacement of Trustees
The holder of Everest Capital Trust’s common securities may remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property and Delaware trustees of the trust.  If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of at least a majority in aggregate liquidation amount of the trust’s preferred securities may remove or replace the property and Delaware trustees.  The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.
Merger or Consolidation of Trustees
Any entity into which the property trustee or the Delaware trustee or any administrative trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement; provided, however, that the entity shall be otherwise qualified and eligible.
Information Concerning the Property Trustee
For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act.  The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of the preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
The Bank of New York Mellon, which is the property trustee for Everest Capital Trust, also serves as the guarantee trustee under the preferred securities guarantees described below.  Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with The Bank of New York Mellon.
Miscellaneous
The administrative trustees of Everest Capital Trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:
•it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;
•the junior subordinated debt securities held by it will be treated as indebtedness of Everest Holdings for United States federal income tax purposes; and
•it will not be deemed to be an investment company required to be registered under the Investment Company Act.
The administrative trustees of Everest Capital Trust are each authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the trust agreement and does not adversely affect in any material respect the interests of Everest Holdings, that such administrative trustee determines to be necessary or desirable for the above purposes.
Registered holders of the preferred securities have no preemptive or similar rights.
Everest Capital Trust may not incur indebtedness or place a lien on any of its assets.

Governing Law
The trust agreement and the preferred securities of Everest Capital Trust will be governed by the laws of the State of Delaware.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES
Concurrently with the issuance by Everest Capital Trust of its preferred securities, a preferred securities guarantee will be issued pursuant to a guarantee agreement between Everest Holdings, as guarantor, and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as the guarantee trustee.  Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees.  Forms of the guarantee agreements have been filed as an exhibit to the registration statement of which this prospectus is a part.  The guarantee agreements have been qualified under the U.S. Trust Indenture Act of 1939.  The terms of the preferred securities guarantees will include those stated in the guarantee agreements and those made part of the guarantee agreements by reference to the Trust Indenture Act.
The guarantee agreements will be held by the guarantee trustee for the benefit of the holders of preferred securities of the trusts.
General
The guarantor will irrevocably and unconditionally agree to pay in full, to the holders of the preferred securities of Everest Capital Trust, the guarantee payments described below, except to the extent previously paid.  The guarantor will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that Everest Capital Trust may have or assert.  The following payments, to the extent not paid by the trust, will be covered by each preferred securities guarantee:
•any accumulated and unpaid distributions required to be paid on the preferred securities of the trust, to the extent the trust has funds available to make the payment;
•the redemption price, to the extent that the trust has funds available to make the payment; and
•upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated debt securities to holders of the preferred securities, the lesser of:
▪the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and
▪the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of such trust.
The guarantor’s obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing Everest Capital Trust to pay the amounts to the holders.
Each preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when Everest Capital Trust does not have sufficient funds legally and immediately available to make the distributions or other payments.
Status of the Preferred Securities Guarantees
The preferred securities guarantees will constitute unsecured obligations of Everest Holdings, as guarantor, and may constitute unsecured obligations of Everest Group, as additional guarantor, and will rank:
•subordinate and junior in right of payment to all of the guarantor’s other liabilities except those that rank equally or are subordinate by their terms; and
•equal with any other preferred securities guarantee now or hereafter issued by the guarantor of the related junior subordinated debt securities on behalf of the holders of the preferred securities issued by any other trust.

If Everest Group guarantees the trust preferred securities, Everest Group will make all payments of principal of and premium, if any, interest and any additional amounts on, or in respect of, the trust preferred securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which any of its successors under the applicable guarantee may be organized.  See also “Description of the Debt Securities – Payment of Additional Amounts” above.
Each preferred securities guarantee will constitute a guarantee of payment and not of collection.  This means that the holder of the guaranteed security may sue the guarantor to enforce its rights under the preferred securities guarantee without first suing any other person or entity.
Amendments and Assignment
No consent of the holders of the preferred securities of Everest Capital Trust will be required with respect to any changes to the related preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities in any material respect.  Other amendments to each preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the related preferred securities.  All guarantees and agreements contained in the preferred securities guarantees will be binding on the guarantor’s successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.
Events of Default
An event of default under each preferred securities guarantee occurs if the guarantor fails to make any of its required payments or fails to perform any of its other obligations, and this failure continues for 30 days, under the preferred securities guarantee.
The holders of at least a majority in aggregate liquidation amount of the preferred securities of Everest Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the related preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.
The holders of a majority in liquidation amount of preferred securities may waive any past event of default and its consequences under the related preferred securities guarantee.
Information Concerning the Guarantee Trustee
The guarantee trustee under each preferred securities guarantee, other than during the occurrence and continuance of an event of default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee.  After any event of default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in a preferred securities guarantee at the request of any holder of preferred securities of Everest Capital Trust unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
The Bank of New York Mellon, which is the guarantee trustee, also serves as the indenture trustee and the property trustee for Everest Capital Trust.  Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with The Bank of New York Mellon.
Termination of the Preferred Securities Guarantees
Each preferred securities guarantee will terminate once the related preferred securities are paid in full or redeemed in full or upon distribution of the related junior subordinated debt securities to the holders of the preferred securities in accordance with the trust agreement.  Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of the related preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law
Each preferred securities guarantee will be governed by the laws of the State of New York.
Description of the Expense Agreements
Everest Holdings, as guarantor of Everest Capital Trust’s preferred securities, and Everest Group, if it is also a guarantor of the preferred securities, will execute an expense agreement at the same time that Everest Capital Trust issues any preferred securities.  Under each expense agreement, the guarantor will irrevocably and unconditionally guarantee to each creditor of Everest Capital Trust the full amount of the trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities.  Third parties will be entitled to enforce the expense agreements.  A form of the expense agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.
The guarantor’s obligations under the expense agreements will be subordinated in right of payment to the same extent as the preferred securities guarantees.  The expense agreements will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantees.

RELATIONSHIP OF THE TRUST PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEES AND THE DEBT SECURITIES HELD BY EVEREST CAPITAL TRUST
Payments of distributions and redemption and liquidation payments due on the preferred securities of Everest Capital Trust, to the extent the trust has funds available for the payments, will be guaranteed by the guarantor to the extent described under “Description of the Trust Preferred Securities Guarantees.” No single document executed by the guarantor in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities.  It is only the combined operation of the guarantor’s obligations under the preferred securities guarantees, the trust agreement, the junior subordinated indenture, the related junior subordinated debt securities and the expense agreements that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the preferred securities.
As long as the issuer of the junior subordinated debt securities makes payments of interest and other payments when due on the junior subordinated debt securities held by Everest Capital Trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:
•the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;
•the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;
•the guarantor has agreed to pay for any and all costs, expenses and liabilities of the trust, except the trust’s obligations under its preferred securities; and
•the trust agreement provides that the trust will not engage in any activity that is inconsistent with its limited purposes.
If and to the extent that Everest Holdings does not make payments on the junior subordinated debt securities held by Everest Capital Trust, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities.  In those circumstances, a holder of the preferred securities of the trust will not be able to rely upon the related preferred securities guarantee for payment of these amounts.  Instead, the holder may directly sue the guarantor to collect its pro rata share of payments owed.  If a holder sues the guarantor to collect payment, then the guarantor will assume the holder’s rights as a holder of preferred securities under the trust agreement to the extent the guarantor makes a payment to the holder in any legal action.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
•We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•Agents may be deemed to be underwriters under the Securities Act of 1933 (the “Securities Act”) of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may use a dealer to sell the securities.
•If we use a dealer, we, as principal, will sell the securities to the dealer.
•The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Everest Group, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this Prospectus by reference to Everest Reinsurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Conyers Dill & Pearman Limited, Hamilton, Bermuda, will pass on the validity of securities issued by Everest Group.  Debevoise & Plimpton LLP, New York, New York, will pass upon the validity of the securities issued by Everest Holdings.  Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the preferred securities issued by Everest Capital Trust.  Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
ENFORCEMENT OF CIVIL LIABILITIES
Everest Group is incorporated and organized under the laws of Bermuda.  In addition, some of our directors or officers, as well as some of the experts named in this prospectus, reside outside of the United States.  A substantial portion of our and their assets are located outside of the United States.  As a result, it may be difficult for you to effect service of process within the United States on Everest Group and its directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against Everest Group or its directors and officers, as well as the experts named in this prospectus, who reside outside the United States.
We have been advised by our special Bermuda counsel, Conyers Dill & Pearman Limited, that a judgment for the payment of money rendered by a court in the United States based on civil liability, including the civil liability provisions of the U.S. federal securities laws, would not be automatically enforceable in Bermuda.  We also have been advised by Conyers Dill & Pearman Limited that a Bermuda court would be likely to enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:
•the U.S. court had proper jurisdiction over the parties subject to such judgment;
•the U.S. court did not contravene the rules of natural justice of Bermuda;
•the judgment of the U.S. court was not obtained by fraud;
•the enforcement of the judgment would not be contrary to the public policy of Bermuda;
•no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and
•there is due compliance with the correct procedures under the laws of Bermuda.
Further, we have been advised by Conyers Dill & Pearman Limited that a U.S. investor cannot bring an original action before a Bermuda court against Everest Group, affiliates of Everest Group, the underwriters or any expert named in this prospectus based on U.S. legislation, including the U.S. federal securities laws, because U.S. legislation has no extraterritorial jurisdiction under Bermuda law and does not have force of law in Bermuda.

However, we have also been advised by Conyers Dill & Pearman Limited that a Bermuda court may impose civil liability, including the possibility of monetary damages, on Everest Group or its directors or officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.  Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
This prospectus is part of a registration statement that we filed with the SEC.  The registration statement, including the attached exhibits, contains additional relevant information about Everest Group, Everest Holdings and Everest Capital Trust.  The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.
Everest Group and Everest Holdings file reports, proxy statements and other information with the SEC under the Exchange Act.  The SEC maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Everest Group and Everest Holdings, that file electronically with the SEC.  You can access this information on the SEC’s web site at http://www.sec.gov. The SEC file number for documents filed by Everest Group under the Exchange Act is 001-15731 and the SEC file number for documents filed by Everest Holdings under the Exchange Act is 033-71652. We maintain a website at https://www.everestglobal.com.
Everest Group’s common shares are listed on the New York Stock Exchange and its trading symbol is “EG.”
Incorporation by Reference
SEC rules permit us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.  Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in the prospectus supplement and in the documents previously filed with the SEC and incorporated by reference into this prospectus supplement.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) on or after the date of this prospectus supplement but before the end of the offering made under this prospectus supplement:
•Everest Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024;
•Everest Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2024;
•Everest Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;
•Everest Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;
•Everest Group’s Annual Report on Form 10-K for the year ended December 31, 2023;
•Everest Holdings’ Annual Report on Form 10-K for the year ended December 31, 2023;
•Everest Group’s Proxy Statement on Schedule 14A filed on April 12, 2024;
•Everest Group’s Current Reports on Form 8-K filed on March 28, 2024 and May 16, 2024.
•The description of the common shares included in the Registration Statement on Form 8-A, dated March 8, 2000, filed under Section 12 of the Exchange Act.

Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings.  You may request a copy of these filings by writing or telephoning us at:
Everest Global Services, Inc.
100 Everest Way
Warren, New Jersey 07059
Attention: Ricardo Anzaldua
(908) 604-3000
Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.
Pursuant to the Companies Act 1981 of Bermuda, there is no requirement to file this prospectus or any prospectus supplement made pursuant hereto with the Registrar of Companies in Bermuda.  Neither the Bermuda Monetary Authority, the Registrar of Companies of Bermuda nor any other relevant Bermuda authority or government body accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The following table sets forth the general categories of expenses, other than underwriting compensation, the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered. Except for the U.S. Securities and Exchange Commission (the “SEC”) registration fee, all amounts shown are estimates.

SEC registration fee	$ *
Listing fee	**
Trustees’ fees and expenses	**
Printing fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Transfer agent fees	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
__________________
*The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act, as amended, to defer payment of all of the registration fee.
**     Estimated expenses are not presently known.
Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15.  Indemnification of Officers and Directors.
Everest Group
Everest Group is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law or otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.  Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act 1981 of Bermuda.
Section 30 of Everest Group’s bye-laws provides that: (a) the directors, officers and employees of Everest Group shall be indemnified out of the funds of Everest Group from and against (and the agents of Everest Group may be indemnified from and against) all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director, officer, employee or agent of Everest Group; and (b) expenses will be paid in advance of the final disposition of any action upon receipt of an undertaking to repay such amounts if it is ultimately determined that they are not entitled to indemnification.
Section 31 of Everest Group’s bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for Everest Group, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

Everest Holdings
Under Delaware law, a corporation may indemnify a director or officer who becomes a party to an action, suit or proceeding because of his position as a director or officer if (1) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) if the action or proceeding involves a criminal offense, the director or officer had no reasonable cause to believe his conduct was unlawful.  A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.  Article VII of the certificate of incorporation of Everest Holdings provides that Everest Holdings shall, to the fullest extent permitted by Delaware General Corporation Law: (x) indemnify its officers, directors, employees and agents and (y) advance expenses incurred by its officers, directors, employees or agents in relation to any action, suit or proceeding.  Article VII of the certificate of incorporation of Everest Holdings further provides that Everest Holdings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Everest Holdings, or who is or was serving at the request of Everest Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him arising in such capacity, whether or not Everest Holdings would be able to indemnify him against such liability under the provisions of the Delaware General Corporation Law.  In addition, Article VII of the certificate of incorporation of Everest Holdings provides that its directors shall not be personally liable to Everest Holdings or its stockholders for monetary damages for breach of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to dividends and repurchases of stock); and (d) for any transaction from which the director derived an improper personal benefit.
In addition to reiterating the indemnification provisions of the certificate of incorporation of Everest Holdings, Article IX, Section 2 of the bye-laws of Everest Holdings provides that the indemnification of any director, officer, employee or agent includes reimbursement of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of an action, suit or proceeding.  Article IX, Section 2 also provides that advancements of expenses shall be paid to the director, officer, employee or agent at reasonable intervals in advance of the final disposition of any action, suit or proceeding, upon receipt of an undertaking to repay any amounts advanced by Everest Holdings if it shall ultimately be determined that the person who was advanced any amounts is not entitled to indemnification.  If an indemnification claim is not paid in a timely manner to the director, officer, employee or agent, the person has the right to bring suit against Everest Holdings to recover the unpaid amount of the claim.
Everest Group and Everest Holdings also maintain insurance on their directors and officers, which covers liabilities under the federal securities laws, excluding losses arising from any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities within the meaning of Section 16(b) of the Exchange Act.
Item 16.  Exhibits.

Exhibit Number	Description

3.1	Memorandum of Association of Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (No. 333-87361)).
3.2
Bye-Laws of Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) (incorporated herein by reference to Exhibit 3.2 to the Everest Group, Ltd., Quarterly Report on Form 10-Q filed on May 3, 2024 (No. 001-15731)).

3.3	Certificate of Incorporation of Everest Reinsurance Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (No. 333-05771)).

Exhibit Number	Description

3.4
By-Laws of Everest Reinsurance Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Everest Reinsurance Holdings, Inc. Quarterly Report on Form 10-Q filed on May 12, 2000 (No. 033-71652)).

3.5	Certificate of Trust of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (No. 333-106595)).
4.1	Specimen Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) common share certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A (No. 333-87361)).
4.2
Form of Senior Indenture between Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee (including form of senior note) (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (No. 333-106595).

4.3
Senior Indenture, dated as of March 14, 2000, between Everest Reinsurance Holdings, Inc. and The Bank of New York Mellon, as successor in interest to The Chase Manhattan Bank, as trustee (including form of senior note) (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by Everest Reinsurance Holdings, Inc. on March 15, 2000 (No. 001-14527)).

4.4
Form of Junior Subordinated Indenture between Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee (including form of junior subordinated note) (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (No. 333-106595)).

4.5
Junior Subordinated Indenture, dated as of November 14, 2002, between Everest Reinsurance Holdings, Inc. and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank, N.A., as trustee (including form of junior subordinated note) (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (No. 333-106595)).

*4.6	Form of Warrant Agreement between Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) and the Warrant Agent.
*4.7	Form of Share Purchase Contract.
*4.8	Form of Deposit Agreement.
*4.9	Form of Depositary Receipt.
4.10	Trust Agreement for Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (No. 333-106595)).
4.11	Form of Amended and Restated Trust Agreement of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (No. 333-106595)).
4.12
Form of Guarantee Agreement by Everest Reinsurance Holdings, Inc. of Preferred Securities of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.12 to the Registration Statement on Form S-3 (No. 333-106595)).

4.13
Form of Guarantee Agreement by Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) of Preferred Securities of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (No. 333-177322)).

4.14	Expense Agreement of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3 (No. 333-106595)).
4.15
Certificate of Amendment to Certificate of Trust naming BNY Mellon Trust of Delaware as the Delaware Trustee of Everest Re Capital Trust III (incorporated herein by reference to Exhibit 4.12 to the Registration Statement on Form S-3 (No. 333-156204)).

5.1
Opinion of Debevoise & Plimpton LLP, counsel for Everest Reinsurance Holdings, Inc., as to the validity of the debt securities and depositary shares of Everest Reinsurance Holdings, Inc., the guarantee by Everest Reinsurance Holdings, Inc. of preferred securities issued by Everest Re Capital Trust III, and the debt securities, depositary shares, warrants, share purchase contracts, share purchase units, debt securities, guarantees and preferred securities guarantees of Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.).

Exhibit Number	Description

5.2
Opinion of Conyers Dill & Pearman Limited, special Bermuda counsel for Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.), as to the validity of the common shares, preferred shares, debt securities, despositary shares, warrants, share purchase units and the guarantee of debt securities and preferred securities of Everest Group, Ltd.

5.3
Opinion of Richards, Layton & Finger, P.A., special Delaware counsel for Everest Reinsurance Holdings, Inc. and Everest Re Capital Trust III as to the validity of the preferred securities of Everest Re Capital Trust III.

23.1	Consent of PricewaterhouseCoopers LLP for Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.)
23.2	Consent of PricewaterhouseCoopers LLP for Everest Reinsurance Holdings, Inc.
23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
23.4	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2).
23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
24.1	Powers of Attorney (included on the signature pages).
25.1
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of Senior Indenture relating to the Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) Senior Debt Securities.

25.2
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Senior Indenture dated as of March 14, 2000 relating to the Everest Reinsurance Holdings, Inc. Senior Debt Securities and Guarantee of Senior Debt Securities of Everest Reinsurance Holdings, Inc. by Everest Re Group, Ltd.

25.3
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the form of Junior Subordinated Indenture relating to the Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) Junior Subordinated Debt Securities.

25.4
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Junior Subordinated Indenture dated as of November 14, 2002 relating to the Everest Reinsurance Holdings, Inc. Junior Subordinated Debt Securities and Guarantee of Junior Subordinated Debt Securities of Everest Reinsurance Holdings, Inc. by Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.).

25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as property trustee with respect to the Amended and Revised Trust Agreement of Everest Re Capital Trust III.
25.6
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as preferred securities guarantee trustee with respect to the Preferred Securities Guarantee Agreement of Everest Group, Ltd. (f/k/a Everest Re Group, Ltd.) for the benefit of the holders of Preferred Securities of Everest Re Capital Trust III.

25.7
Statement of Eligibility of The Bank of New York Mellon on Form T-1, as preferred securities guarantee trustee with respect to the Preferred Securities Guarantee Agreement of Everest Reinsurance Holdings, Inc. relating to guarantees of Preferred Securities of Everest Re Capital Trust III.

107	Calculation of Filing Fee Table
__________________
*To be filed, if necessary, by a prospectus supplement or post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
Item 17.  Undertakings.
Each undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the applicable registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for purposes of determining any liability under the Securities Act to any purchaser:
(A)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
That, for purposes of determining any liability under the Securities Act, each filing of Everest Group’s and Everest Holdings’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.
To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of any of the registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirement of the Securities Act of 1933, Everest Group, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey, on the 16th day of September, 2024.

EVEREST GROUP, LTD.

By:	/s/ Juan C. Andrade
Name: Juan C. Andrade
Title: President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Juan C. Andrade, Mark Kociancic and Ricardo Anzaldua such person’s true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 16th day of September, 2024.

Signature	Title

/s/ Juan C. Andrade	President, Chief Executive Officer and Director (Principal Executive Officer)
Juan C. Andrade

/s/ Mark Kociancic	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark Kociancic

/s/ Robert J. Freiling	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Robert J. Freiling

/s/ Joseph V. Taranto	Chairman and Director
Joseph V. Taranto

/s/ John J. Amore	Director
John J. Amore

/s/ William F. Galtney, Jr.	Director
William F. Galtney, Jr.

/s/ John A. Graf	Director
John A. Graf

/s/ Meryl Hartzband	Director
Meryl Hartzband

/s/ Geraldine Losquadro	Director
Geraldine Losquadro

/s/ Roger M. Singer	Director
Roger M. Singer

/s/ Hazel McNeilage	Director
Hazel McNeilage

SIGNATURES
Pursuant to the requirement of the Securities Act of 1933, Everest Reinsurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey, on the 16th day of September, 2024.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/s/ Juan C. Andrade
Name: Juan C. Andrade
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Juan C. Andrade, Mark Kociancic and Ricardo Anzaldua such person’s true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 16th day of September, 2024.

Signature	Title

/s/ Juan C. Andrade	President, Chief Executive Officer and Director (Principal Executive Officer)
Juan C. Andrade

/s/ Mark Kociancic	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)
Mark Kociancic

/s/ Robert J. Freiling	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Robert J. Freiling

/s/ Ricardo Anzaldua	Executive Vice President and General Counsel
Ricardo Anzaldua

SIGNATURES
Pursuant to the requirement of the Securities Act of 1933, Everest Re Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey, on the 16th day of September, 2024.

EVEREST RE CAPITAL TRUST III

By: Everest Reinsurance Holdings, Inc., as Depositor

By:	/s/ Juan C. Andrade
Name: Juan C. Andrade
Title: President, Chief Executive Officer and Director